                                                                    EXHIBIT 10.3


                               SECURITY AGREEMENT


         THIS SECURITY AGREEMENT dated as of September __, 2000 ("SECURITY AGREEMENT"), is made by MAI SYSTEMS CORPORATION, a Delaware corporation ("GRANTOR"), in favor of GETRONICSWANG CO. LLC, a Delaware limited liability company ("SECURED PARTY").

                                    RECITALS

         A. Secured Party, Grantor and Olsy North America, Inc. ("ONA") are parties to that certain Settlement Agreement dated September __, 2000 (as amended and in effect, the "Settlement Agreement") pursuant to which Grantor has certain obligations to Secured Party, including, without limitation, the payment of up to $2 million in principal (collectively, the "Obligations").

         B. Pursuant to the Settlement Agreement, Grantor has agreed to secure the Obligations pursuant to the terms hereof.

                                    AGREEMENT

         NOW, THEREFORE, in order to induce Secured Party to enter into the Settlement Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Grantor hereby represents, warrants, covenants and agrees as follows:

         1. DEFINED TERMS. When used in this Security Agreement the following terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

         "COLLATERAL" shall have the meaning assigned to such term in Section 2 of this Security Agreement.

         "CONTRACTS" means all contracts, undertakings, franchise agreements or other agreements in or under which Grantor now holds or hereafter acquires any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

         "COPYRIGHT LICENSE" means any written agreement, in which Grantor now holds or hereafter acquires any interest, granting any right in or to any Copyright or Copyright registration (whether Grantor is the licensee or the licensor thereunder) including, without limitation, licenses pursuant to which Grantor has obtained the exclusive right to use a copyright owned by a third party.

         "COPYRIGHTS" means all of the following in which Grantor now holds or hereafter acquires any interest: (a) all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof or any other country; (b) registrations, applications, recordings and proceedings in the United States Copyright Office or in any similar office or


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agency of the United States, any State thereof or any other country; (c) any continuations, renewals or extensions thereof; (d) any registrations to be issued in any pending applications; (e) prior versions of works covered by copyright and all works based upon, derived from or incorporating such works;
(f) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to copyrights, including, without limitation, damages, claims and recoveries for past, present or future infringement; (g) rights to sue for past, present and future infringements of any copyright; and (h) any other rights corresponding to any of the foregoing rights throughout the world.

         "EVENT OF DEFAULT" means (i) any breach by Grantor of any material covenant, term or condition set forth herein or, with respect to any monetary obligation of Grantor hereunder, and (ii) any failure of the Grantor to make any payment required under the Payment Schedule (as defined in the Settlement Agreement) when due, or default in any other obligation under the Settlement Agreement.

         "LICENSE" means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by Grantor (excluding, however, licenses granted to Grantor by third party vendors of software for the right to use such software).

         "LIEN" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

         "PATENT LICENSE" means any written agreement, in which Grantor now holds or hereafter acquires any interest, granting any right with respect to any invention on which a Patent is in existence (whether Grantor is the licensee or the licensor thereunder).

         "PATENTS" means all of the following in which Grantor now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof and all applications for letters patent of the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country; (b)all reissues, divisions, continuations, renewals, continuations-in-part or extensions thereof; (c) all petty patents, divisionals and patents of addition; (d) all patents to issue in any such applications; (e) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to patents, including, without limitation, damages, claims and recoveries for past, present or future infringement; and (f) rights to sue for past, present and future infringements of any patent.

         "PERMITTED LIEN" means: (a) any Liens in favor of Coast Business Credit or CPI Securities LP existing on the date of this Security Agreement and set forth on Schedule A attached hereto; (b) Liens in favor of the Secured Party;
(c) Liens that are either Permitted Liens or Permitted Encumbrances for purposes of the security agreements with the senior lenders referenced in clause (a) above (except for any Liens permitted under clause (d) of the definition of "Permitted Liens" set forth in that certain Loan and Security Agreement dated as of April 23, 1998 among theDebtor, Gaming Systems International;, Hotel Information Systems, Inc. and Coast Business Credit); and (d) Liens incurred in connection with the extension, renewal or


                                       2.
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refinancing of the indebtedness secured by Liens of the type described in clauses (a), (b) and (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

         "SECURED OBLIGATIONS" means (a) the obligation of Grantor to repay Secured Party all of the Obligations (including any interest and fees that accrues after the commencement of bankruptcy), (b) the obligation of Grantor to pay any fees, costs and expenses of the Secured Party under Section 6(b) hereof and (c) all other indebtedness, liabilities and obligations of Grantor to Secured Party, whether now existing or hereafter incurred in connection with the Settlement Agreement or this Security Agreement.

         "TRADEMARK LICENSE" means any written agreement, in which Grantor now holds or hereafter acquires any interest, granting any right in and to any Trademark or Trademark registration (whether Grantor is the licensee or the licensor thereunder).

         "TRADEMARKS" means any of the following in which Grantor now holds or hereafter acquires any interest: (a) any trademarks, tradenames, corporate names, company names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any Sate thereof or any other country (collectively, the "Marks"); (b) any reissues, extensions or renewals thereof; (c) the goodwill of the business symbolized by or associated with the Marks; (d) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to the Marks, including, without limitation, damages, claims and recoveries for past, present or future infringement; and (e) rights to sue for past, present and future infringements of the Marks.

         "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the Commonwealth of Massachusetts; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Secured Party's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the Commonwealth of Massachusetts, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection of priority and for purposes of definitions related to such provisions.

         In addition, the following terms shall be defined terms having the meaning set forth for such terms in the UCC (definition sections of the UCC are noted parenthetically): "ACCOUNT DEBTOR" (9-105(1)(a)); "ACCOUNTS" (9-106); "CHATTEL PAPER" (9-105(1)(b)); "DEPOSIT ACCOUNTS" (9-105(e)); "DOCUMENTS" (9-105(1)(f)); "EQUIPMENT" (9-109(2)); "FINANCIAL ASSETS" (8-102(a)(9));
"FIXTURES" (9-313(1)(a)); "GENERAL INTANGIBLES" (9-106); "INSTRUMENTS" (9-105(1)(i)); "INVENTORY" (9-109(4)); "INVESTMENT PROPERTY" (9-115(1)(f);
"PROCEEDS" (9-306(1)).


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Each of the foregoing defined terms shall include all of such items now owned, or hereafter acquired, by Grantor.

         2. GRANT OF SECURITY INTEREST. As collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Secured Obligations and in order to induce Secured Party to cause the Loans to be made, Grantor hereby mortgages, pledges, and hypothecates to Secured Party, and hereby grants to Secured Party, a security interest in all of Grantor's right, title and interest in, to and under the following, whether now owned or hereafter acquired, (all of which being collectively referred to herein as the "Collateral"):

                  (a) All Accounts of Grantor;

                  (b) All Chattel Paper of Grantor;

                  (c) All Contracts of Grantor;

                  (d) All Deposit Accounts of Grantor;

                  (e) All Documents of Grantor;

                  (f) All Equipment of Grantor;

                  (g) All Financial Assets of Grantor;

                  (h) All Fixtures of Grantor;

                  (i) All General Intangibles of Grantor, including, without limitation, all Copyrights, Patents, Trademarks, Licenses, designs, drawings, technical information, marketing plans, customer lists, trade secrets, proprietary or confidential information, inventions (whether or not patentable), procedures, know-how, models and data;

                  (j) All Instruments of Grantor;

                  (k) All Inventory of Grantor;

                  (l) All Investment Property of Grantor;

                  (m) All property of Grantor held by Secured Party, or any other party for whom Secured Party is acting as agent hereunder, including, without limitation, all property of every-description now or hereafter in the possession or custody of or in transit to Secured Party or such other party for any purpose, including, without limitation, safekeeping, collection or pledge, for the account of Grantor, or as to which Grantor may have any right or power;

                  (n) All other goods and personal property of Grantor, wherever located, whether tangible or intangible, and whether now owned or hereafter acquired, existing, leased or consigned by or to Grantor; and


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                  (o) To the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for and rents, profits and products of each of the foregoing.

         3. COLLECTION OF ACCOUNTS.

                  Secured Party may at any time, upon the occurrence and during the continuance of any Event of Default, without notifying Grantor of its intention to do so, notify Account Debtors of Grantor, parties to the Contracts of Grantor, obligors in respect of Instruments of Grantor and obligors in respect of Chattel Paper of Grantor that the Accounts and the right, title and interest of Grantor in and under such Contracts, Instruments and Chattel Paper have been assigned to Secured Party and that payments shall be made directly to Secured Party. Upon the request of Secured Party, Grantor shall so notify such Account Debtors, parties to such Contracts, obligors in respect of such Instruments and obligors in respect of such Chattel Paper. Upon the occurrence and during the continuance of any Event of Default, Secured Party may, in its name or in the name of others, communicate with such Account Debtors, parties to such Contracts, obligors in respect of such Instruments and obligors in respect of such Chattel Paper to verify with such parties, to Secured Party's satisfaction, the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper.

         4. REPRESENTATIONS AND WARRANTIES. Grantor hereby represents and warrants to Secured Party that:

                  (a) Except for the security interest granted to Secured Party under this Security Agreement and Permitted Liens, Grantor is the sole legal and equitable owner of each item of the Collateral in which it purports to grant a security interest hereunder, having good and marketable title thereto, free and clear of any and all Liens except for Permitted Liens.

                  (b) No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral exists, except such as may have been filed by Grantor in favor of Secured Party pursuant to this Security Agreement and except for Permitted Liens.
                  (c) This Security Agreement creates a legal and valid security interest on and in all of the Collateral in which Grantor now has rights. Upon the filing of appropriate UCC-1 financing statements with the appropriate filing jurisdictions and the filing of appropriate documentation with the United States Copyright Office and/or Patent and Trademark Office, as applicable, with respect to items of intellectual property pledged hereunder, Secured Party will have a fully perfected first priority security interest in all of the Collateral in which Grantor now has rights subject only to Permitted Liens. This Security Agreement will create a legal and valid and fully perfected first priority security interest in the Collateral in which Grantor later acquires rights, when Grantor acquires those rights subject only to Permitted Liens and additional filings to be made with the United States Copyright Office and/or Patent and Trademark Office as are necessary to perfect Secured Party's security interest in subsequent ownership rights and interests of Grantor in Copyrights, Patents, Trademarks and Licenses.


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                  (d) Grantor's chief executive office, principal place of
business and the place where Grantor maintains its records concerning the Collateral are presently located at the address set forth on the signature page hereof. The Collateral is presently located at such address and at such additional addresses set forth on Schedule B attached hereto.

                  (e) All Copyrights (which have been applied for with the United States Copyright Office), Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses now owned, held or in which Grantor otherwise has any interest are listed on Schedule C attached hereto.

         5. COVENANTS. Grantor covenants and agrees with Secured Party that from and after the date of this Security Agreement and until the Secured Obligations have been performed and paid in full:

                  5.1 DISPOSITION OF COLLATERAL. Grantor shall not sell, lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so, other than (a) the sale of Inventory, (b) the granting of non-exclusive Licenses and (c) the disposal of worn-out or obsolete Equipment, all in the ordinary course of Grantor's business.

                  5.2 RELOCATION OF BUSINESS OR COLLATERAL. Grantor shall not relocate its chief executive office, principal place of business or its records, or allow the relocation of any Collateral (except as allowed pursuant to Section
5.1 immediately above or with respect to moveable equipment which is being used in the ordinary course of business) from such address(es) provided to Secured Party pursuant to Section 4(d) above without thirty (30) days prior written notice to Secured Party.

                  5.3 LIMITATION ON LIENS ON COLLATERAL. Grantor shall not, directly or indirectly, create, permit or suffer to exist, and shall defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral, except (a) Permitted Liens and (b) the Lien granted to Secured Party under this Security Agreement.

                  5.4 INSURANCE. Maintain insurance policies insuring the Collateral against loss or damage from such risks and in such amounts and forms and with such companies as are customarily maintained by businesses similar to Grantor.

                  5.5 TAXES, ASSESSMENTS, ETC. Grantor shall pay promptly when due all property and other taxes, assessments and government charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment, Fixtures or Inventory, except to the extent the validity thereof is being contested in good faith and adequate reserves are being maintained in connection therewith.

                  5.6 NOTIFICATION REGARDING CHANGES IN INTELLECTUAL PROPERTY. Grantor shall promptly advise Secured Party of any subsequent ownership right or interest of the Grantor in or to any material Copyright, Patent, Trademark or License not specified on Schedule C hereto and shall permit Secured Party to amend such Schedule, as necessary, to reflect any addition or deletion to such ownership rights.


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                  5.8 FURTHER ASSURANCES; PLEDGE OF INSTRUMENTS. At any time and from time to time, upon the written request of Secured Party, and at the sole expense of Grantor, Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Secured Party may reasonably deem necessary or desirable to obtain the full benefits of this Security Agreement, including, without limitation, facilitating the filing of UCC-1 Financing Statements in all applicable jurisdictions and this Security Agreement (and any amendment hereto) with the United States Copyright Office and/or Patent and Trademark Office, as applicable, and transferring Collateral to the Secured Party's possession if such Collateral consists of Chattel Paper, Instruments or if a Lien on such Collateral can be perfected by possession.

         6. RIGHTS AND REMEDIES UPON DEFAULT.

                  (a) After any Event of Default shall have occurred and while such Event of Default is continuing, Secured Party may exercise in addition to all other rights and remedies granted to it under this Security Agreement, all rights and remedies of a secured party under the UCC.

                  (b) Grantor also agrees to pay all reasonable fees, costs and expenses of Secured Party, including, without limitation, reasonable attorneys' fees, incurred in connection with the enforcement of any of its rights and remedies hereunder.

                  (c) Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

                  (d) The Proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by Secured Party in the following order of priorities:

                  FIRST, to Secured Party in an amount sufficient to pay in full the reasonable costs of Secured Party in connection with such sale, disposition or other realization, including all reasonable fees, costs, expenses, liabilities and advances incurred or made by Secured Party in connection therewith, including, without limitation, reasonable attorneys' fees;

                  SECOND, to Secured Party in an amount equal to the then unpaid Secured Obligations; and

                  FINALLY, upon payment in full of the Secured Obligations, to Grantor or its representatives, in accordance with the UCC or as a court of competent jurisdiction may direct.

         7. INDEMNITY. Grantor agrees to defend, indemnify and hold harmless Secured Party and its officers, employees, and agents against (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Security Agreement and (b) all losses or reasonable expenses in any way suffered, incurred, or paid by Secured Party as a result of or in any way arising out of, following or consequential to transactions between Secured Party and Grantor, under this Security


                                       7.
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Agreement or the Note (including without limitation, reasonable attorneys fees and expenses), except for losses arising from or out of Secured Party's gross negligence or willful misconduct.

         8. LIMITATION ON SECURED PARTY'S DUTY IN RESPECT OF COLLATERAL. Secured Party shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it takes such action as Grantor requests in writing, but failure of Secured Party to comply with any such request shall not in itself be deemed a failure to act reasonably, and no failure of Secured Party to do any act not so requested shall be deemed a failure to act reasonably.

         9. REINSTATEMENT. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Grantor's property and assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

         10. MISCELLANEOUS.

                  10.1 NO WAIVER; CUMULATIVE REMEDIES.

                  (a) Secured Party shall not by any act, delay, omission or otherwise be deemed to have waived any of its respective rights or remedies hereunder, nor shall any single or partial exercise of any right or remedy hereunder on any one occasion preclude the further exercise thereof or the exercise of any other right or remedy.

                  (b) The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.

                  (c) None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Grantor and Secured Party.

                  10.2 TERMINATION OF THIS SECURITY AGREEMENT. Subject to
Section 9 hereof, this Security Agreement shall terminate upon the payment and performance in full of the Secured Obligations.

                  10.3 SUCCESSOR AND ASSIGNS. This Security Agreement and all obligations of Grantor hereunder shall be binding upon the successors and assigns of Grantor, and shall, together with the rights and remedies of Secured Party hereunder, inure to the benefit of Secured


                                       8.
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Party, any future holder of any of the indebtedness and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the lien granted to Secured Party hereunder.

                  10.4 GOVERNING LAW. In all respects, including all matters of construction, validity and performance, this Security Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Massachusetts applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer on the date first set forth above.


ADDRESS OF GRANTOR                       MAI SYSTEMS CORPORATION


                                         By:
------------------------------------        ------------------------------------

                                         Printed Name:
------------------------------------                   -------------------------

                                         Title:
------------------------------------            --------------------------------



ACCEPTED AND ACKNOWLEDGED BY:

GETRONICSWANG CO. LLC


By:
    -------------------------------
Printed Name:
              ---------------------
Title:
       ----------------------------


                                       9.
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                                   SCHEDULE A

              LIENS EXISTING ON THE DATE OF THIS SECURITY AGREEMENT




                                      A-1.

                                   SCHEDULE B

                             LOCATION OF COLLATERAL


         ENTITY                                                   ADDRESS




                                      B-1.

                                   SCHEDULE C

                              INTELLECTUAL PROPERTY




                                      C-1.